UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2024

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 20, 2024, at our annual meeting of stockholders, our stockholders (1) elected the eleven nominees listed below to serve on our board of directors; (2) ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and (3) approved, on an advisory basis, the compensation of our named executive officers (“say-on-pay”).

	For	Against	Abstain	Broker Non-Votes
Item of business 1: Elect the following eleven directors, each to serve until our 2025 annual meeting and until their successors are elected and qualified:
Carol Burt	105,566,293	4,609,884	81,094	4,969,328
Christopher DelOrefice	109,836,913	337,767	82,591	4,969,328
Jan De Witte	109,745,710	430,055	81,506	4,969,328
Karen Drexler	101,135,602	9,042,745	78,924	4,969,328
Michael Farrell	105,058,243	4,724,177	474,851	4,969,328
Peter Farrell	107,590,325	2,605,639	61,307	4,969,328
Harjit Gill	109,303,018	871,110	83,143	4,969,328
John Hernandez	109,431,549	743,605	82,117	4,969,328
Richard Sulpizio	88,007,747	22,003,356	246,168	4,969,328
Desney Tan	109,241,632	934,672	80,967	4,969,328
Ronald Taylor	95,465,730	14,705,330	86,211	4,969,328
	For	Against	Abstain	Broker Non-Votes
Item of business 2: Ratify our selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025.	105,082,628	10,096,722	47,249
	For	Against	Abstain	Broker Non-Votes
Item of business 3: Approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement (“say-on-pay”).	92,885,004	17,284,647	87,620	4,969,328

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: November 21, 2024	By:	/s/ Michael Rider
Michael Rider
Chief Legal Officer, Global General Counsel and Secretary